As filed with the Securities and Exchange Commission on December
21, 1995
                                     Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                   DEVCON INTERNATIONAL CORP.
     (Exact name of registrant as specified in its charter)

     Florida                                 59-0671992
(State or Other Jurisdiction            (I.R.S. Employer
of Incorporation or Organization)       Identification No.)

                1350 E. Newport Drive, Suite 201
                 Deerfield Beach, Florida  33443
                         (305) 536-1500
       (Address, Including Zip Code, and Telephone Number,
          Including Area Code, of Registrant's Principal
                       Executive Offices)


                      Donald L. Smith, Jr.
                            President
                   Devcon International Corp.
                1350 E. Newport Drive, Suite 201
                 Deerfield Beach, Florida  33443
                         (305) 429-1500
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                  Copies of communications to:
                  Robert L. Grossman, Esquire
                  Greenberg, Traurig, Hoffman,
                  Lipoff, Rosen & Quentel, P.A.
                      1221 Brickell Avenue
                      Miami, Florida 33131
                         (305) 579-0500


Approximate date of commencement of proposed sale to the public:
       From time to time after this Registration Statement
                       becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                 CALCULATION OF REGISTRATION FEE


[CAPTION]


                                                  Proposed
                                  Amount           Maximum
   Title of Shares                 to be       Offering Price
  to be Registered              Registered      Per Share (1)

Common Stock, $.10 par value   33,333 shares        $7.57

(continued)



                             Proposed Maximum     Amount of
   Title of Shares          Aggregate Offering  Registration
  to be Registered               Price (1)           Fee

Common Stock, $.10 par value     $252,331          $100.00



(1) Estimated solely for the purpose of calculating the registration fee, and pursuant to Rule 457(c), based on the average of the high and low sales prices for the Common Stock reported by the Nasdaq National Market on December 21, 1995.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.












































Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.











































PROSPECTUS


         SUBJECT TO COMPLETION, DATED DECEMBER 21, 1995


                          33,333 Shares

                   DEVCON INTERNATIONAL CORP.

                          Common Stock



      This Prospectus covers an aggregate of 33,333 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of Devcon International Corp., a Florida corporation (the "Company"), being sold by a single shareholder of the Company (the "Selling Shareholder"). See "Selling Shareholder." The Company will not receive any proceeds from the sale of shares by the Selling Shareholder.

      The Common Stock is quoted on the National Market of the National Association of Security Dealers Automated Quotation System ("NASDAQ") under the symbol DEVC. On December 15, 1995, the average of the last reported bid and ask price of the Common Stock as reported by NASDAQ was $7.57 per share.

      The Company has been advised by the Selling Shareholder that he may sell all or a portion of the shares offered hereby from time to time in the over-the-counter market (or any exchange on which the Common Stock may then be listed), in negotiated transactions, directly or through broker-dealers or otherwise, that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or purchasers of the Shares for whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the Selling Shareholder and any broker-dealers participating in such sales may be deemed to be an underwriter as that term is defined under the Securities Act of 1933 (the "Securities Act"). Neither the Company nor the Selling Shareholder can presently estimate the amount of commissions or discounts, if any, that will be paid by the Selling Shareholder on account of his sale of Common Stock from time to time. In addition, the Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution."

      The Company will pay all the expenses, estimated to be approximately $7,400, in connection with this offering, other than underwriting and brokerage commissions, discounts, fees and counsel fees and expenses incurred by the Selling Shareholder. The Shares are being registered at the request of the Selling Shareholder pursuant to a stock registration rights agreement entered into by the Company and the Selling Shareholder with respect to the Shares (the "Registration Rights Agreement").



      See "Risk Factors" for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock offered hereby.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


        The date of this Prospectus is December 21, 1995
































                   DEVCON INTERNATIONAL CORP.

                        TABLE OF CONTENTS


                                                             Page


AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . .

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . .

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . .

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . .

SELLING SHAREHOLDER. . . . . . . . . . . . . . . . . . . . . .

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . .

DESCRIPTION OF CAPITAL STOCK . . . . . . . . . . . . . . . . .

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .






      No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus in connection with the offering made hereby, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Shares described in the cover page hereof, or an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.







                      AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; 7 World Trade Center, Suite 1300, New York, New York 10048; and 3475 Lenox Road, N.E., Suite 1000, Atlanta, Georgia 30326-7232. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports and other information concerning the Company can also be inspected at the offices of NASDAQ, 1735 K Street, N.W., Washington, D.C. 20006.

      The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus,which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, such Registration Statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement, including the exhibits thereto. Copies of such Registration Statement, including exhibits, may be obtained from the Public Reference Section of the Commission at the aforementioned facilities of the Commission, upon payment of the fee prescribed by the Commission. The summaries contained in this Prospectus of additional information included in the Registration Statement or any exhibit thereto are qualified in their entirety by reference to such information or exhibit.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company under the Exchange Act with the Commission are incorporated in and made a part of this Prospectus by reference:

          (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1994; and

          (ii) the Company's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June
                 30, 1995 and September 30, 1995;

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

      Any information contained herein or in a document incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that information contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or replaces such information. Any such information so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

      The Company will provide, without charge, to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated herein by reference (other than exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such copies should be directed to the Company's principal executive offices: Attn: Secretary, 1350
E. Newport Drive, Suite 201, Deerfield Beach, Florida 33443, telephone number (305) 429-1500.


                           THE COMPANY

General

      Devcon International Corp. (the "Company") is the largest producer and distributor of ready-mix concrete and quarry products in the United States Virgin Islands, Antigua and Barbuda, West Indies ("Antigua"), St. Maarten, Netherlands Antilles ("St. Maarten"), St. Martin French West Indies, Saba, Netherlands Antilles, Dominica, West Indies and Tortola, British Virgin Islands and is a land development contractor in the Caribbean.

      In the Caribbean, the Company produces and distributes ready-mix concrete, crushed stone, concrete block and asphalt and distributes bulk and bagged cement. The Company's facilities have enabled the Company to establish a significant market share in most of the locations in which it operates and afford the Company resources, production capacity, a local presence and a cost structure that the Company believes would be difficult for competitors to duplicate. As a result, the Company has less competition and, therefore, produces a substantial percentage of the concrete and related products used in these islands.

      The Company currently performs earthmoving, excavating and filling operations and builds golf courses, roads, utility infrastructures, dredges waterways and constructs deep water piers and marinas in the Caribbean. The Company has historically provided land development contracting services to both private enterprises and governments in Florida and the Caribbean, and the Company is one of the few land development contractors with a local base of operations in the United States Virgin Islands, Antigua and St. Maarten. Since early 1993, the Company has not been seeking new contracts in the United States due to the high level of competition in the Florida construction market, although the Company would react to any opportunity it believes has acceptable profit potential. The Company's project managers have substantial experience working in the land development contracting business, and the Company has equipment that is well-suited for the Caribbean markets. The Company has equipment and personnel in the Caribbean that the Company believes, in some instances, allow the Company to start work more quickly and less expensively than other contractors and, therefore, to bid competitively for and complete cost-effectively land development contracts. The Company believes its relationships with customers in the Caribbean give it a significant competitive advantage.

      The Company also owns and operates a marina in the United
States Virgin Islands and has a majority interest in a partnership that manufactures and sells specialty ceiling tiles.

      The Company's principal executive offices are located at 1350 East Newport Drive, Suite 201, Deerfield Beach, Florida 33443 and its telephone number is (305) 429-1500. Unless the context otherwise requires, the term the "Company" as used in this Prospectus refers to Devcon International Corp. and its subsidiaries.


Recent Developments

      During the month of September, Hurricanes Luis and Marilyn reached the Caribbean, inflicting extensive damage in St. Thomas, St. Maarten/Martin, St. Eustatius, and Antigua. The Company's facilities and equipment sustained relatively minor damage from the hurricanes. Although the Company's operations came to a standstill when the hurricanes reached the islands, such operations have begun to return to normal. Except for St. Thomas, sales volumes have returned to or exceed pre-storm levels. It is presently expected that the United States Virgin Islands and St. Maarten/Martin will receive some relief aid; however, the amount of this aid has not yet been determined. The short-term impact on the Company's revenues from operations caused by Hurricanes Luis and Marilyn has been negative due primarily to work stoppages and business disruption throughout the Caribbean. The Company is unable to predict with certainty the long-term impact that Hurricanes Luis and Marilyn will have on its revenues and earnings, on the economy of the islands in general, and on the construction industry and the Company's customers, in particular. The Company believes, however, that the effects of Hurricanes Luis and Marilyn could ultimately have a positive impact on the Company in Antigua, St. Maarten/Martin and St. Thomas if construction activity increases to repair damage caused by the hurricanes and to build improved structures.


                          RISK FACTORS

      In considering the matters set forth in this Prospectus, prospective purchasers should carefully consider the matters set forth below as well as the other information set forth in this Prospectus.

      Dependence Upon Key Management. The Company is dependent upon the services of Donald L. Smith, Jr., the Company's co-founder, principal shareholder, Chairman, President and Chief Executive Officer, and a small group of executive officers. The loss of the services of Mr. Smith or any of such executive officers could have a material adverse effect on the Company.

      Foreign Operations. Various portions of the Company's operations are conducted in foreign areas. In 1994, approximately 46.6% of the Company's revenues were derived from foreign operations. The potential risks of doing business in foreign areas include potential adverse changes in the diplomatic relations of foreign countries with the United States, changes in the relative purchasing power of the United States dollar, hostility from local populations, adverse effects of exchange controls, restrictions on the withdrawal of foreign investment and earnings, government policies against businesses owned by non-nationals, expropriations of property, the instability of foreign governments and the risk of insurrection that could result in losses against which the Company
is not insured.   The Company is generally not subject to these
risks in the United States Virgin Islands (a United States territory that uses the United States dollar as its currency). The Company also is subject, under certain circumstances, to United States Federal income tax upon the distribution of certain offshore earnings. Although the Company has not encountered significant difficulties in its foreign operations in the past, there can be no assurance that the Company will not encounter difficulties in the future.

      Land Development Contracting Business. The Company generally enters into either fixed-price contracts that provide for an established price that does not vary during the term of the contract or unit-price contracts under which the Company's fee is based on the quantity of work performed. Fixed-price contracts and, to a lesser extent, unit-price contracts, involve inherent risks, such as unanticipated increases in the cost of labor and/or materials, subcontracts that were unexpected at the time of bidding, bidding errors, unexpected field conditions, adverse weather conditions, the inability of subcontractors to perform, work stoppages and other events beyond the control of the Company. Although the Company attempts to minimize the risks inherent in its contracts by, among other things, obtaining subcontracts from reliable subcontractors, anticipating labor and material cost increases, anticipating contingencies, utilizing its cost control system and obtaining certain cost escalation clauses, there is no assurance that the Company will be able to complete its current or future contracts at a profit. In addition, the longer the term of fixed-price contracts and, to a lesser extent, unit-price contracts, the greater the risks associated therewith.

      Some of the Company's contracts also call for project completion by a specified date and may contain a penalty clause for the Company's failure to complete a project by such date. In addition, pursuant to some of its contracts the Company makes warranties that extend for a period of time beyond the completion of such contracts.

      The Company endeavors to ensure that its land development contracting resources are effectively utilized and to that end pursues new contracts as the completion time for existing contracts approaches. To the extent the Company has entered into large land development contracts to which a significant part of its resources are committed, the failure to obtain new contracts upon the completion of such contracts could adversely affect the Company's results of operations.

      Stock Ownership of Management. The Company's officers and directors beneficially own, directly or indirectly and, in the aggregate, a significant percentage of the outstanding shares of Common Stock and have the ability to significantly influence the outcome of any matters submitted to a vote of the Company's shareholders.

      Economic Factors. The Company's land development contracting and concrete and related products businesses are materially dependent upon economic conditions in general and, in particular, upon the level of development and construction activities in the Caribbean. A general downturn in the economy in this region would adversely affect the housing and construction industry and, therefore, would adversely affect the Company's contracting and concrete and related products businesses.

      Non-Payment of Dividends. The Company has not paid any dividends on its Common Stock in the last three years. The Company anticipates that for the foreseeable future it will continue to retain any earnings for use in the operation of its business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon the Company's earnings, capital requirements, financial condition and other factors deemed relevant by the Board of Directors.


                         USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of shares of Common Stock being offered by the Selling
Shareholder hereunder.

      Expenses expected to be incurred by the Company in connection with this offering are estimated at approximately $7,400.

                       SELLING SHAREHOLDER

      The Selling Shareholder has never held any position or office with the Company or had any other material agreement with the Company. The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by the Selling Shareholder.

[CAPTION]


                          Number of
Name and Address of     Shares Owned      Number of Shares
Selling Shareholder   Prior to Offering    Offered Hereby

Transport Horizons,        33,333              33,333
 Inc.
One Concourse Parkway
Suite 155
Atlanta, Georgia 30328


(continued)




                     Percent of Shares    Ownership of
                      of Common Stock   Shares of Common
Name and Address of        Held            Stock After
Selling Shareholder  Prior to Offering     Offering(1)

                                        Shares  Percentage

Transport Horizons,           *         0       0.0%
 Inc.
One Concourse Parkway
Suite 155
Atlanta, Georgia 30328




*    Less than 1%.

(1) Assumes all Shares registered hereby are sold. Since the Selling Shareholder may sell all, some or none of his Shares, no actual estimate can be made of the aggregate number of Shares that are to be offered hereby or the number or percentage of Shares that each Selling Shareholder will own upon completion of the offering to which this Prospectus relates.


                      PLAN OF DISTRIBUTION

     The Selling Shareholder has advised the Company that he may from time to time sell all or part of the Shares in one or more transactions in the over-the-counter market, on the Nasdaq (or any exchange on which the Common Stock may then be listed), in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or purchasers of the Shares from whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the Selling Shareholder and any broker-dealers or agents participating in such sales may be deemed to be underwriters as that term is defined under the Securities Act. Neither the Company nor the Selling Shareholder can presently estimate the amount of commissions or discounts, if any, that will be paid by the Selling Shareholder on account of his sale of Common Stock from time to time.

     Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     The Company will pay all of the expenses, estimated to be approximately $8,000, incident to the registration, offer and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents and attorneys' fees. The Company has agreed to indemnify the Selling Shareholder, its directors, officers, agents and representatives, and any underwriters, against certain liabilities, including liabilities under the Securities Act. The Selling Shareholder has also agreed to indemnify the Company, its directors, officers, agents and representatives against certain liabilities, including liabilities under the Securities Act. The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Shareholder.

     The Selling Shareholder has advised the Company that it will comply with Rule 10b-6 promulgated under the Exchange Act in connection with all resales of the Shares offered hereby.

     The Company has been advised by the Selling Shareholder that he has not, as of December 15, 1995, entered into any arrangement with a broker-dealer for the sale of the Shares through a block trade, special offering, exchange distribution or secondary distribution of a purchase by a broker-dealer.


                  DESCRIPTION OF CAPITAL STOCK

Common Stock

     The Company's Articles of Incorporation, as amended, authorize the issuance of 15,000,000 shares of Common Stock, par value $.10 per share. As of November 13, 1995, there were 4,431,177 shares of Common Stock issued and outstanding together with options granted by the Company's Board of Directors to purchase 498,880 shares of Common Stock.

     Holders of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors. Additionally, holders of Common Stock are entitled to one vote for each share of Common Stock held of record upon all matters presented for action by shareholders. Shares of Common Stock have no preemptive or other rights to subscribe for additional shares. The Board of Directors may, from time to time, declare, and the Company may pay, dividends and other distributions with respect to its outstanding shares of Common Stock in cash, property or its own shares of Common Stock which are legally available therefor. Upon liquidation or dissolution of the Company, all such holders are entitled to receive pro rata the assets of the Company available for distribution to its shareholders. All of the outstanding shares of Common Stock are fully paid and non-assessable.

     The Common Stock has no preemptive rights and no subscription, redemption or conversion privileges. The Common Stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of Common Stock voting for the election of directors can elect all members of the Company's Board of Directors. A majority vote is also sufficient for other actions that require the vote or concurrence of shareholders. All of the outstanding shares of Common Stock are fully paid and non-assessable.

     The transfer agent for the Common Stock is the Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

Certain Florida Legislation

     Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Florida law and the Company's Articles of Incorporation also authorize the Company to indemnify the Company's directors, officers, employees and agents.


                          LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., Miami, Florida.


                             EXPERTS
     The financial statements of the Company and its subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference in this prospectus and registration statement from the Company's Annual Report on Form 10-K in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which is incorporated herein by reference, and have been so incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.







































     No dealer, salesperson or other person is authorized to give any information or to make any representation not contained in this Prospectus in connection with this offering, and any information or representation not contained herein must not be relied upon as having been authorized by the Company, any Underwriter or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to or solicitation of any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.









































                          33,333 Shares

                             DEVCON
                       INTERNATIONAL CORP.

                          Common Stock












                           PROSPECTUS
















                        December 21, 1995



















                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The Company estimates that expenses in connection with the offering described in this registration statement (other than underwriting and brokerage discounts, commissions and fees and legal fees incurred by the Selling Shareholder, if any, payable by such Selling Shareholder) will be as follows:

Securities and Exchange Commission
 registration fee. . . . . . . . . . . . . .    $  100
Legal fees and expenses. . . . . . . . . . .     5,800
Accounting fees and expenses . . . . . . . .     1,500

     Total . . . . . . . . . . . . . . . . .     7,400



     All amounts except the Securities and Exchange Commission registration fee are estimated.


Item 15.  Indemnification of Directors and Officers.

     The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Bylaws provide that the Company shall have the power to indemnify and may insure its officers and directors to the fullest extent not prohibited by law.

     Due to the foregoing provisions, the Company's security holders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available for any particular case, security holders may not have any effective remedy against the challenged conduct.

     Pursuant to the Registration Rights Agreement filed as Exhibit
2.1 to this Registration Statement, each of the Company and the Selling Shareholder has agreed to indemnify the other and their directors, officers, agents and representatives (and with respect to the indemnification of the Selling Shareholder, any underwriters) against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.








































Item 16.  Exhibits

Exhibit
Number     Description

2.1 Registration Rights Agreement dated April 28, 1994 by and between the Registrant and Transport Horizons, Inc.

3.1 The Company's Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Registration
     Statement on Form S-2 (No.33-31107))

3.2 The Company's Bylaws (incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989)

5    Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
     Quentel, P.A.*

23.1 Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
     Quentel, P.A.*

23.2 Consent of KPMG Peat Marwick LLP

24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein

*    To be filed by amendment.


Item 17.   Undertakings.

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
























                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida on this 11th day of December, 1995.

                              DEVCON INTERNATIONAL CORP.


                              By:/s/DONALD L. SMITH, JR.
                              Donald L. Smith, Jr.,
                              President and Director

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald L. Smith, Jr. and Richard L. Hornsby, respectively, his true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, including any registration statement pursuant to Rule 462 under the Securities Act, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


[CAPTION]



Signature                   Title             Date


/s/ DONALD L. SMITH, JR.   President and        December 11, 1995
Donald L. Smith, Jr.       Director (principal
                           executive officer)

/s/ WALTER B. BARRETT      Chief Financial      December 11, 1995
Walter B. Barrett          Officer and
                           Treasurer (prin-
                           cipal financial
                           and accounting
                           officer)

/s/ RICHARD L. HORNSBY     Executive Vice       December 11, 1995
Richard L. Hornsby         President and
                           Director

/s/ ROBERT L. KESTER       Director             December 8, 1995
Robert L. Kester

/s/ ALEC P. COURTELIS      Director             December 11, 1995
Alec P. Courtelis

/s/ ROBERT A. STEELE       Director             December 11, 1995
Robert A. Steele




































                           EXHIBIT 2.1

                  REGISTRATION RIGHTS AGREEMENT


     AGREEMENT, dated as of the 28th day of April, 1994, between the persons whose names appear on the signature pages attached hereto (each individually, a "Holder," and collectively, the "Holders"), and Devcon International Corp., a Florida corporation (the "Company"), having its executive offices at 1350 E. Newport Center Drive, Suite 201, Deerfield Beach, Florida 33443.

     Simultaneously with the execution and delivery of this Agreement, the Holders are purchasing from International Perlite Partners, L.P., a limited partnership organized under the laws of the Cayman Islands (the "Partnership"), an aggregate of up to 200,000 limited partnership interests (the "Units"), pursuant to an offering (the "Offering") by the Partnership. Pursuant to the terms of the respective Exchange Rights Agreement between the Company and each Holder, each Holder has the right to exchange such Holder's Units for shares (the "Shares") of common stock, $.01 par value ("Devcon Stock"), of the Company. In connection with the Offering, the Company desires to grant to the Holders the registration rights set forth herein with respect to the Shares.

     NOW, THEREFORE, the parties hereby mutually agree as follows:

     1.   Registration Rights.

          (a) At any time during the period commencing two years from the date of the consummation of the Offering and ending on the earlier of six years from the date of consummation of the Offering, or with respect to any Holder, the date such Holder's Shares are transferable without restriction under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), the Holder(s) of not less than 33,000 Shares issued or issuable in exchange for Units (the "Registrable Shares") shall have the right to request (a "Registration Request") that the Company effect the registration under the Securities Act, of any or all of the Registrable Shares beneficially owned by such Holder(s) (the Registrable Shares requested to be so registered are hereinafter referred to as the "Requested Registration Shares"), provided that such request shall cover at least 33,000 Registrable Shares. In such event, the Company shall use its best efforts to cause the Requested Registration Shares to be registered under the Securities Act and to effect and to comply with all such qualifications, compliances and requirements as may be necessary to permit the sale or other transfer of such Requested Registration Shares in the manner described in such Registration Request, including, without limitation, qualifications under the applicable Blue Sky or other state securities laws (provided, that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state); provided, however, that (i) the Company shall not be obligated to file and cause to become effective more than one registration statement in which Registrable Shares are sold pursuant to this subsection (a) and (ii) the Company shall not be obligated to conduct a special audit of its financial statements, unless such audit shall have been requested by the Securities and Exchange Commission, or in any other case unless the requesting Holder(s) undertake to pay the costs associated with such audit.

          (b) In the event that the Company receives a Registration Request, the Company shall mail or deliver to each Holder (other than the Holder(s) making such Registration Request) within 15 days of its receipt of such Registration Request, a written notice (a "Registration Notice") of its intention to register the Requested Registration Shares.

          (c) In the event that a Registration Notice shall have been so mailed or delivered, each Holder, at its election, may mail or deliver to the Company a written notice (a "Supplemental Notice") (i) specifying the number of Registrable Shares ("Supplemental Registration Shares") proposed to be sold or otherwise transferred by such Holder and (ii) requesting the registration thereof under the Securities Act; provided, however, that such Supplemental Notice shall be so mailed or delivered by such Holder not more than 15 days after the date of delivery to such Holder of a Registration Notice.

          (d) From and after receipt of a Supplemental Notice, the Company shall, use its best efforts to cause the Supplemental Registration Shares specified in each Supplemental Notice to be registered under the Securities Act pursuant to the registration statement filed pursuant to Section 1(a) hereof and to effect and to comply with all such qualifications, compliances and requirements as may be necessary to permit the sale or other transfer of such Supplemental Registration Shares in the manner described in each Supplemental Notice, including, without limitation, qualifications under the applicable Blue Sky or other state securities laws (provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state).

          (e) The Company will pay all expenses necessary to effect under the Securities Act any registration statements, amendments or supplements filed pursuant to this Section 1 (other than underwriters' discounts and commissions and brokerage commission and fees, if any, payable with respect to Registrable Shares and other than legal fees incurred by the Holders), including, without limitation, printing expenses, fees of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., expenses of compliance with Blue Sky and other state securities laws, and accounting and legal fees and expenses.

     2.   Additional Terms.

          (a) In connection with the filing of a registration statement pursuant to Section 1 hereof, the Company shall:

                 (i)    notify such Holders as to the filing
      thereof and of all amendments thereto filed prior to the effective date of said registration statement;

                 (ii) notify such Holders, promptly after it shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed;

                 (iii) prepare and file without expense to such Holders any necessary amendment or supplement to such registration statement or prospectus as may be necessary to comply with section 10(a)(3) of the Securities Act or advisable in connection with the proposed distribution of the Registrable Shares by such Holders (but only during such period as the Company is required to keep the registration statement effective);

                 (iv) notify such registered Holders of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order;

                 (v)    undertake to keep said registration
      statement and prospectus effective until such time as all the Registrable Shares are sold or become available for public sale without registration under the Securities Act; and

                 (vi)   furnish to such Holders, as soon as
      available, copies of any such registration statement and each preliminary or final prospectus and any supplement or amendment required to be prepared pursuant to the foregoing provisions of Section 1 hereof, all in such quantities as such Holders may from time to time reasonably request. Upon written request, the Company shall also furnish to each Holder, without cost, one set of the exhibits to such registration statement.

          (b) the Holders of the Registrable Shares registered under Section 1 hereof agree to pay all of the underwriting discounts and commissions, and transfer taxes with respect to the Registrable Shares owned by them and being registered.

          (c)    (i)    The Company shall indemnify and hold
      harmless each Holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any such Holder any Registrable Shares, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the registration statement filed pursuant to Section 1 hereof, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein, which indemnification shall include such person, if any, who controls any such underwriter within the meaning of the Securities Act and each officer, director, employee and agent of such underwriter.

                 (ii) Each Holder whose Registrable Shares are included in a registration statement filed pursuant to
      Section 1 hereof shall indemnify the Company, its directors, each officer signing such registration statement and each person, if any who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such Holder or underwriter expressly for use therein.

          (d) If for any reason the indemnification set forth above is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

          (e) The Holders, upon receipt of notice from the Company, upon the occurrence of an event which requires a post-effective amendment to the registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of the Registrable Shares until they have received copies of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

          (f) Each Holder requesting the registration of Registrable Shares pursuant to Section 1 hereof shall provide the Company in writing such information with respect to such Holder and the proposed distribution of such Registrable Shares as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

      3. Governing Law. This Agreement shall be deemed to have been made and delivered in the State of Florida and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Florida.

      4.  Amendment.

          This Agreement may only be amended by a written instrument executed by the Company and the Holder(s).

      5.  Entire Agreement.

          This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

      6.  Execution of Counterparts.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same documents.

      7.  Notices.

          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

          If to the Holders, to their respective
          addresses set forth on the signature page of this Agreement.

          If to the Company, to the address set forth on the first page of this Agreement.

      8.  Headings.

          The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the items or provisions of this Agreement.

      9.  Binding Effect; Benefits.

          The Holders may not assign their rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, including, without limitation, permitted transferees of the Registrable Shares. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and such permitted assigns, any rights or remedies under or by reason of this Agreement.

      10. Severability.

          Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                   DEVCON INTERNATIONAL CORP.


                                   By:/s/Richard L. Hornsby
                                      Name:  Richard L. Hornsby
                                      Title: Vice-President


                                   HOLDER:


                                   TRANSPORT HORIZONS, INC.



                                   Signature(s)/s/ W. Steven Brown


                                   Print Name  W. Steven Brown

                                   Address:  One Concourse Parkway
                                             #155
                                             Atlanta, Georgia 30328












                          EXHIBIT INDEX



[CAPTION]



Number         Description                      Page

  2.1      Registration Rights Agreement
           dated April 28, 1994 by and
           between the Registrant and
           Transport Horizons, Inc.

 23.1      Consent of KPMG Peat Marwick LLP

 24.1      Power of Attorney (contained on
           signature page)





























                          EXHIBIT 24.1




                      Accountant's Consent



The Board of Directors
Devcon International Corp. and Subsidiaries:



We consent to incorporation by reference in the registration statement on Form S-3 of Devcon International Corp. and Subsidiaries of our report dated March 24, 1995, relating to the consolidated balance sheets of Devcon International Corp. and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Devcon International Corp. and Subsidiaries. As discussed in note 1(j) to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, in 1993.




KPMG Peat Marwick LLP


Fort Lauderdale, Florida
December 15, 1995